Exhibit 10.1

LETTER AGREEMENT

This Letter Agreement (this “Agreement”) is made and entered into as of July __, 2017, by and between Edyza, Inc. (the “Company”) and the undersigned investor (“Investor”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the SAFE (as defined below).

WHEREAS, on or after the date hereof, and concurrently with the execution and delivery of this Agreement, the Company is issuing to Investor a Simple Agreement for Future Equity substantially in the form attached hereto as Exhibit A, dated of even date herewith (the “SAFE”); and

WHEREAS, in connection with entering into the SAFE, Investor desires to have certain additional rights and agreements from the Company (the “Additional Rights”) and the Company desires to grant to Investor the Additional Rights set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.	Right of First Offer. So long as the SAFE is outstanding, the Company hereby grants to Investor a right of first offer with respect to the sale by the Company of shares of Preferred Stock (the “Shares”) in the Equity Financing, in accordance with the following provision:

a.	The Company shall deliver a notice (the “RFO Notice”) to Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

b.	Within 30 calendar days after delivery of the RFO Notice, Investor may elect to purchase or obtain, at the price and on the terms specified in the RFO Notice, up to that portion of such Shares such that (x) the number of shares of Capital Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by Investor (including the Shares purchased by Investor in the Equity Financing) divided by (y) the sum of (i) the total number of shares of Capital Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities then outstanding, including Shares issued in the Equity Financing) and (ii) shares of Capital Stock issuable to employees, consultants or directors pursuant to a stock option plan, restricted stock plan, or other stock plan approved by the Company’s Board of Directors, in each case following the Equity Financing, equals 5.0%. Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder.

2.	Notice. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by email or fax (upon customary confirmation of receipt), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, addressed to the party to be notified at such party’s address or fax number as set forth in this letter agreement, or as subsequently modified by written notice in accordance with this paragraph.

3.	Termination. This Agreement shall terminate and have no further force or effect upon the earlier of: (i) the liquidation, dissolution or indefinite cessation of the business operations of the Company; (ii) the execution by the Company of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Company; (iii) the consummation of a transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company pursuant to the Company’s Certificate of Incorporation, or (iv) the final issuance by the Company of its Shares.[1]

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4.	Governing Law. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

5.	Counterparts. This Agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile shall be as effective as of the delivery of a dully executed counterpart of this Agreement.

6.	Amendments. Any term of this letter agreement may be amended or waived only with the written consent of the Company and Investor.

7.	Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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[1] NTD: The SAFE already contains a provision requiring the Company to make Investor a party to a Pro Rata Rights Agreement.

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The parties have executed this Agreement as of the date first written above.

the company:

Edyza, Inc.

By:
(Signature)

Name:	Atul Patel
Title:	President

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The parties have executed this Agreement as of the date first written above.

INVESTOR:

urban-gro, Inc.

By:
(Signature)

Name:
Title:

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EXHIBIT A

FORM OF SAFE

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